As filed with the Securities and Exchange Commission on September 24, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RALPH LAUREN CORPORATION
(Exact name of registrant as specified in its charter)
Delaware		13-2622036
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
650 Madison Avenue
New York, New York  10022
(Address, including zip code, of principal executive offices)

Ralph Lauren Corporation
2010 Long-Term Stock Incentive Plan
(Full title of the plan)

Avery S. Fischer, Esq.
Senior Vice President and General Counsel
Ralph Lauren Corporation
650 Madison Avenue
New York, New York  10022
212-318-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Raphael M. Russo, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
212-373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☑	Accelerated Filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	1,700,000	$167.85	$285,345,000.00	$38,922.00

(1)
1,700,000 shares of Class A Common Stock under the 2010 Long-Term Stock Incentive Plan are being registered in this Registration Statement, plus, in accordance with Rule 416 under the Securities Act of 1933, as amended, such additional shares of Class A Common Stock as may be issuable pursuant to adjustments for dividends, splits, combinations or other changes or recapitalizations or similar transactions.

(2)	The Proposed Maximum Offering Price Per Share was determined by averaging the high and low prices of the Class A Common Stock as reported by the New York Stock Exchange on September 20, 2013.

(3)	Estimated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.

Explanatory Note

Ralph Lauren Corporation (the “Company”) is filing this registration statement to register an additional 1,700,000 shares of its Class A Common Stock, par value $0.01 per share (the “Common Stock”) for issuance under its amended and restated 2010 Long-Term Stock Incentive Plan.  An amendment to increase the number of shares available to be awarded under the Plan from 4,362,518 shares to 6,062,518 shares was described in the Company’s definitive proxy statement, filed with the Securities Exchange Commission on July 3, 2013 and was approved by the Company’s shareholders on August 8, 2013.  The Company previously filed a Registration Statement on Form S-8 on September 28, 2010 to register the 4,362,518 shares of Common Stock (File No. 333-169619), initially authorized for issuance under the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 (File No. 333-169619) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.  Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference:

1.  The Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2013 (filed on May 23, 2013).

2.  The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2013 (filed August 8, 2013).

3.  The Company’s Current Reports on Form 8-K (filed on April 22, 2013, August 12, 2013 and September 18, 2013, in each case to the extent filed and not furnished).

4.  The description of the Company’s Class A Common Stock contained in the Company’s Registration Statement on Form 8-A (filed on June 5, 1997).

In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 8.  Exhibits.

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-24733) (the “S-1”)).

4.2	Restated Second Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.1 to the Form 8-K dated August 16, 2011).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.*

10.1
Ralph Lauren Corporation 2010 Long-Term Stock Incentive Plan (incorporated herein by reference to Appendix B to the Company’s Definitive 2013 Proxy Statement filed on July 3, 2013 (SEC file no. 001-13057)).

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

* Filed herewith

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 24, 2013.

RALPH LAUREN CORPORATION

By:	/s/ Christopher H. Peterson
Name: Christopher H. Peterson
Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of September 24, 2013.

Signature	Title

/s/ Ralph Lauren	Chairman of the Board, Chief Executive Officer and
Ralph Lauren	Director (Principal Executive Officer)

/s/ Roger N. Farah	President, Chief Operating Officer and Director
Roger N. Farah

/s/ Jackwyn L. Nemerov	Executive Vice President and Director
Jackwyn L. Nemerov

/s/ Christopher H. Peterson	Senior Vice President and Chief Financial Officer
Christopher H. Peterson	(Principal Financial and Accounting Officer)

/s/ John R. Alchin	Director
John R. Alchin

/s/ Arnold H. Aronson	Director
Arnold H. Aronson

/s/ Frank A. Bennack, Jr.	Director
Frank A. Bennack, Jr.

/s/ Dr. Joyce F. Brown	Director
Dr. Joyce F. Brown

/s/ Joel L. Fleishman	Director
Joel L. Fleishman

/s/ Hubert Joly	Director
Hubert Joly

/s/ David Lauren	Director
David Lauren

/s/ Judith A. McHale	Director
Judith A. McHale

/s/ Steven P. Murphy	Director
Steven P. Murphy

/s/ Robert C. Wright	Director
Robert C. Wright

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-24733) (the “S-1”)).

4.2	Restated Second Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.1 to the Form 8-K dated August 16, 2011).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.*

10.1
Ralph Lauren Corporation 2010 Long-Term Stock Incentive Plan (incorporated herein by reference to Appendix B to the Company’s Definitive 2013 Proxy Statement filed on July 3, 2013 (SEC file no. 001-13057)).

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

*Filed herewith.